UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of March 11, 2020, Luis Rinaldini resigned from the Board of Directors (the “Board”) of Acacia Research Corporation (the “Company”). Mr. Rinaldini was a member of the Audit Committee and Nominating and Governance Committee of the Board. Mr. Rinaldini’s resignation is not as a result of any disagreements with the Company.

Item 8.01 Other Events.

The Board has established May 12, 2020 as the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Because the date of the 2020 Annual Meeting has been advanced by more than 30 days from the anniversary date of the Company’s 2019 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change. Stockholders of record as of the close of business on April 8, 2020 will be entitled to notice of, and to vote at, the 2020 Annual Meeting. The exact time and location of the 2020 Annual Meeting will be specified in the Company’s proxy statement relating to the 2020 Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is delivered to the Company’s Secretary at Acacia Research Corporation, 4 Park Plaza, Suite 550, Irvine, California 92614, on or prior to March 22, 2020, which the Company has determined to be a reasonable time before it expects to begin to publish and send notice of its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2020 Annual Meeting.

In addition, the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) permit stockholders to nominate director candidates and present other business for consideration at the 2020 Annual Meeting. To make a director nomination or present other business for consideration at the 2020 Annual Meeting, a stockholder must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on March 22, 2020 (the 10th day following the day on which this public announcement of the date of the 2020 Annual Meeting was made). The Bylaws have additional requirements that must be followed in connection with submitting director nominations or other business at the 2020 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: March 12, 2020     /s/ Clifford Press
Chief Executive Officer